Exhibit 10.3

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made as of September 30, 2015 (the “Effective Date”), by and among RRE TAMARLANE HOLDINGS, LLC, RRE COACH LANTERN HOLDINGS, LLC, RRE FOXCROFT HOLDINGS, LLC and RRE FP, LLC, each a Delaware limited liability company, having an address at c/o Resource Real Estate, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103 (collectively, “Seller”) and CHESTNUT REALTY MANAGEMENT, LLC, a Delaware limited liability company, or its permitted assigns, having an address at One Monarch Place, Suite 1300, Springfield, MA 01144-1300 (“Buyer”).

W I T N E S S E T H:
In consideration of the covenants and provisions contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to all of the terms and conditions of this Agreement, all of Seller’s right, title and interest in and to the Casco Bay Portfolio consisting of (i) Tamarlane Apartments containing 115 apartment units located at 988 Washington Avenue, Portland, Maine (“Tamarlane”), (ii) Coach Lantern Apartments containing 90 apartment units located at 32 Coach Lantern Lane, Scarborough, Maine (“Coach Lantern”), and (iii) Foxcroft Apartments containing 104 units located at 105 Foxcroft Drive, Scarborough, Maine (“Foxcroft”), consisting of the following (collectively, the “Property”):

(a)Real Property. All of that certain tracts of land more fully described on Exhibits A1 - A3 to this Agreement (the “Land”) together with all improvements thereon (the “Improvements”), and all appurtenances thereto (including, without limitation, all easements, rights‑of‑way, development rights, water rights, privileges, licenses, and other rights and benefits belonging to, running with the land, or in any way relating to the aforesaid tract of land and all trees, shrubbery and plants); together with all rights, title and interest of Seller in and to any land lying in the bed of any street, opened or proposed, in front of or abutting or adjoining the aforesaid tract of land, and all right, title and interest of Seller in and to any unpaid award for the taking by eminent domain of any part of the aforesaid tract of land or for damage to such tract of land by reason of a change of grade of any street (collectively, the “Real Property”);

(b)Personal Property. All fixtures, furniture, equipment, supplies, warranties, permits, licenses and other tangible and intangible personal property attached or appurtenant to, or located in or on, or used solely in connection with the Real Property, which are owned by Seller, and specifically including the office computers, large appliances, furniture, furnishings, and equipment, lawnmowers, landscaping equipment, snow removal equipment and other maintenance equipment located at the Real Property (collectively, the “Personal Property”); but excluding, however, any “Thin Client Solutions” hardware and software and any items upon which appears the “Resource Residential” logo, including without limitation, any door rugs, portable movie screens, marketing brochures and other literature;

(c)Leases. The Seller’s interest in all leases, tenancies, licenses and other agreements for the use or occupancy of any portion of the Property in effect on the date of this Agreement and all guaranties in connection therewith (the “Leases”); and

(d)Contracts. To the extent assignable, the Seller’s interest in all leasing, service, supply and maintenance contracts relating to the Land, Improvements, or Personal Property (collectively, the “Contracts”), but only to the extent Buyer elects to have such Contracts assigned to it in accordance with Section 5(c) hereof.

2.Purchase Price; Deposit. The purchase price (the “Purchase Price”) for the Property, subject to adjustments as provided in this Agreement, shall be FIFTY MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS and 00/100 Dollars ($50,250,000.00), and shall be paid as follows:

(a)SEVEN HUNDRED FIFTY THOUSAND and 00/100 Dollars ($750,000.00) (the “Initial Deposit”) to be paid within two (2) business days after the Effective Date in immediately available funds and delivered to Land Services USA, Inc., 1 South Church Street, Suite 300, West Chester, PA 19380, Attention: Alison Zugschwert, Phone: (215) 255-8981, Facsimile: (215) 568-8219; Email: azugschwert@lsutitle.com (“Escrow Holder” or “Title Company”). Notwithstanding the foregoing, Buyer shall have the right to select a different Title Company during the Inspection Period.

(b)If Buyer has not terminated this Agreement as provided herein, an additional deposit in the amount of SEVEN HUNDRED FIFTY THOUSAND and 00/100 Dollars ($750,000.00) (together with the Initial Deposit, the “Deposit”) shall be within one (1) business day after the expiration of the Inspection Period in immediately available funds and delivered to Escrow Holder.

(c)The Deposit shall be held by Escrow Holder in one or more interest bearing federally‑insured money market accounts acceptable to both Seller and Buyer, or in short‑term United States Government obligations having a maturity date which is not later than the Closing Date (as hereinafter defined). As used in this Agreement, “Deposit” shall mean and include the Deposit as defined in Subsection 2(b) above and any interest earned thereon. If requested by Escrow Holder, Buyer shall execute and deliver a Form W-9 to Escrow Holder. Failure by Buyer to deliver the Deposit as provided above shall render this Agreement voidable at the option of the Seller.

(d)The balance of the Purchase Price, as adjusted in accordance herewith, shall be paid at Closing by wire transfer of immediately available funds and delivered to Escrow Holder.

(e) The parties agree that the Purchase Price shall be allocated as follows:
(i)Tamarlane        $18,300,000
(ii)Coach Lantern        $16,750,000
(iii)Foxcroft        $15,200,000

(f)Withholding Tax.  Seller is hereby notified that Buyer will withhold two and one-half percent (2.5%) of the purchase price for transfer to the Maine Revenue Services pursuant to 36 M.R.S.A. §5250-A unless (a) Seller furnishes a certificate to Buyer at the Closing, as hereinafter defined, stating, under penalty of perjury, that as of the date of the Closing, Seller is a resident of the State of Maine, or (b) Seller furnishes a certificate from the Maine Revenue Services to Buyer at the Closing stating that no (or reduced) taxes are due on the gain from the transfer of the Premises or that Seller has provided adequate security to the Maine Revenue Services to cover the tax liability resulting from said transfer.

3.Disposition of Deposit; Defaults.

(a)Held in Escrow. The Deposit shall be held in escrow and disbursed by Escrow Holder strictly in accordance with the terms of this Agreement.

(b)Upon Default.

(i)IF BUYER, WITHOUT THE RIGHT TO DO SO AND IN DEFAULT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, FAILS TO COMPLETE CLOSING OR OTHERWISE MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT, SELLER SHALL HAVE THE RIGHT TO BE PAID THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A BUYER DEFAULT WOULD BE EXTREMELY DIFFICULT OR IMPRACTIABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BYCOUNSEL WHO EXLPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGAES PROVISION. THE RIGHT OF SELLER TO BE PAID THE DEPOSIT SHALL BE SELLER'S EXCLUSIVE AND SOLE REMEDY FOR BUYER'S FAILURE TO PURCHASE THE PROPERTY OR BREACH OF A REPRESENTATION OR WARRANTY.

(ii)If Seller, without the right to do so and in default of its obligations under this Agreement, fails to complete Closing or otherwise materially defaults under or materially breaches this Agreement, Buyer shall have the right to (i) terminate this Agreement, in which event Buyer shall be entitled to the return of the Deposit and shall be reimbursed by Seller for its third party out-of-pocket expenses for legal fees and due diligence costs up to the amount of Fifty Thousand Dollars ($50,000), as its sole and exclusive remedies and neither Seller nor Buyer shall have any further obligations under this Agreement, except those matters expressly provided in this Agreement to survive termination, or (ii) institute a civil court action for specific performance (but not damages); provided that Buyer shall commence its action of specific performance against Seller within thirty (30) days after the scheduled Closing Date. UNDER NO CIRCUMSTANCES MAY BUYER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH BUYER SPECIFICALLY WAIVES, FROM SELLER FOR ANY BREACH BY SELLER OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS OR ITS OBLIGATIONS UNDER THIS AGREEMENT. BUYER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST THE PROPERTY UNLESS AND UNTIL IT HAS FILED AN ACTION SEEKING SPECFIC PERFORMANCE.

(c)Upon Closing. If Closing is completed hereunder, Escrow Holder shall pay the Deposit to Seller as a credit against the Purchase Price.

(d)Upon Termination by Buyer. If Buyer terminates this Agreement pursuant to the exercise of its right of termination under Section 5(d) of this Agreement, then the Deposit (less the Hard Deposit) shall be promptly returned to Buyer upon Buyer’s written demand. If Buyer terminates this Agreement as a result of Seller’s default and Seller disputes that it is in default, or if Seller claims that Buyer is in default and Buyer disputes that it is in default, then upon the earlier to occur of: (i) receipt by Escrow Holder of written joint instructions from Seller and Buyer or (ii) entry of a final and unappealable adjudication determining which party is entitled to receive the Deposit, the Deposit shall be distributed in accordance with such written instructions or adjudication.

(e)Hard Deposit. Notwithstanding any provision herein to the contrary, Buyer hereby acknowledges and agrees that $175,000 of the Initial Deposit (the “Hard Deposit”) shall be a “hard” deposit that is non-refundable to Buyer except as expressly set forth in this Section 3(e). The Hard Deposit shall be paid to Seller upon any termination of this Agreement by either party; provided, however, that Buyer shall be entitled to a return of the Hard Deposit in the case of a termination by Buyer: (I) under Section 3(b)(ii) (Seller Default), (II) prior to expiration of the Inspection Period under Section 6(b) (Title and Survey), (III) prior to expiration of the Inspection Period if Buyer provides evidence to Seller that Buyer is unable to obtain mortgage financing due to an environmental condition described in a Phase I environmental report prepared for Buyer or its prospective lender, (IV) prior to expiration of the Inspection Period, if Buyer requests permission to perform a Phase II environmental site assessment pursuant to a recommendation from Buyer’s environmental consultant and Seller refuses to grant permission for such intrusive physical testing, or (V) under Section 13 (Casualty) or Section 14 (Condemnation). This provision shall survive termination of this Agreement.

4.Closing. The consummation of the purchase and sale of the Property (the “Closing”) shall take place on or before December 1, 2015, or at earlier date as mutually agreed to in writing by the parties (the “Closing Date”). The Closing shall be conducted through an escrow with the Escrow Holder, with escrow fees to be paid equally by Seller and Buyer. IT IS AGREED THAT TIME IS OF THE ESSENCE OF THIS AGREEMENT.

5.Inspection and Title Review.

(a)Inspection Period. Buyer and its authorized agents and representatives shall have the right to enter upon the Land and Improvements (including all of the apartment units, but subject to the rights of tenants under the Leases and in accordance with applicable law) at all reasonable times during normal business hours to inspect and conduct inspections and tests as Buyer may deem prudent on the Property at its sole cost and expense, including, without limitation, engineering and hazardous material inspections; provided, however, any intrusive physical testing will be conducted by Buyer only after obtaining Seller’s prior written consent. The right granted in the immediately preceding sentence may be exercised during the period commencing on the Effective Date and ending on the earlier to occur of the Closing Date or termination of this Agreement. Buyer shall bear the cost of all inspections and tests, and Buyer shall give reasonable notice to the management of any inspection or test to be conducted on the Property. Buyer hereby indemnifies and holds Seller and the Property harmless as to all loss, property damage, bodily injury, cost or expense resulting from Buyer’s inspections and tests of the Property, including, without limitation, claims for services rendered by third parties conducting such inspections and tests. Buyer shall also restore the Land and Improvements to the condition in which the same were found before any such entry upon the Property and inspection or examination was undertaken. Such agreement to repair and restore, and to indemnify and hold harmless Seller shall expressly survive closing or any termination of the Agreement. Buyer shall maintain, or shall cause its contractors to maintain, public liability and property damage insurance insuring Buyer (and naming Seller as an additional insured party) against any liability arising out of any entry or inspections of the Property or work performed about the Property pursuant to the provisions hereof and shall deliver certificates of insurance evidencing such coverage to Seller prior to any entry by Buyer or its contractors on the Property.

(b)Document Review. Within three (3) business days after the Effective Date, Seller shall deliver to Buyer (or make available at the Property) copies of the items listed on Schedule 5(b) attached hereto and made a part hereof, but only to the extent such items are in Seller’s possession or control, which includes the possession or control of Seller’s property manager (collectively, “Documents”); provided that Leases shall be made available at the Property for inspection, scanning and copying. Except as otherwise expressly set forth in this Agreement, Seller makes no representations or warranties, either express or implied, and shall have no liability with respect to the accuracy or completeness of the information, data or conclusions contained in any information provided to Buyer, and Buyer shall make its own independent inquiry regarding the economic feasibility, physical condition and environmental state of the Property during the period beginning on the Effective Date and ending at 5:00 pm (Eastern) on October 26, 2015 (the “Inspection Period”).

(c)Assignment or Cancellation of Contracts. Prior to the expiration of the Inspection Period, Buyer shall advise Seller in writing of any Contracts which it elects to assume; all others shall be terminated by Seller, provided, however, that Buyer expressly agrees to assume all Contracts that are not cancellable by their terms or which cannot be terminated without cost or penalty to Seller.  Seller represents and warrants that Schedule 5(c) attached hereto is a complete list of all Contracts that are not cancellable. Seller agrees to give appropriate notices of termination of the Contracts which Buyer timely notifies Seller it wants cancelled, but only to the extent termination is permitted thereunder without penalty to Seller. At Closing, Seller shall assign and Buyer shall assume all Contracts that have not terminated as of the Closing Date, including without limitation, any remaining rights and obligations under Contracts under which the notice required to terminate such Contracts, though delivered, will not have run prior to Closing. All existing agreements for management of the Property shall be terminated at Closing.

(d)Right of Termination. If Buyer determines that the Property is not suitable in Buyer’s sole discretion, then Buyer may terminate this Agreement by written notice to Seller on or before 5:00 pm (Eastern) on the last day of the Inspection Period and this Agreement shall be null and void for all purposes (except for provisions that expressly survive hereunder) and the Deposit (less the Hard Deposit) shall be promptly returned to Buyer. In the event that Buyer does not deliver notice of termination of this Agreement prior to the expiration of the Inspection Period, Buyer shall be deemed to have waived its right to terminate under this Section 5(d) and the entire Deposit shall be non-refundable to Buyer except in accordance with the terms of Section 3(b)(ii) above.

6.Condition of Title.

(a)     Commitment to Insure. Within three (3) business days after the Effective Date, Seller shall deliver to Buyer a copy of Seller’s current title insurance policies and Buyer shall promptly order a commitment from the Title Company (the “Title Commitment”) to provide a standard owner’s title insurance policy for the Property in an amount equal to the Purchase Price (the “Title Policy”), together with copies of all instruments identified as exceptions therein; and (ii) Seller shall deliver to Buyer a copies of Seller’s surveys of the Property (collectively, the “Existing Survey”). Buyer, at its option and expense, may obtain a new survey(s), or an update of the Existing Survey of the Real Property (the “Survey”).

(b)    During the Inspection Period, Buyer shall review title to the Real Property as disclosed by the Title Commitment and, if obtained, the Survey. Seller shall have no obligation to cure title objections except to satisfy and remove liens of an ascertainable amount created by Seller, which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company. Seller further agrees to remove any exceptions or encumbrances to title which are created by Seller after the Effective Date of this Agreement without Buyer’s written consent. Pursuant to this Section 6(b), Buyer may terminate this Agreement and receive a refund of the Deposit (including the hard deposit) if the Title Commitment and Survey are not reasonably acceptable to Buyer or if the Title Company revises the Title Commitment after the expiration of the Inspection Period to add or modify exceptions in a material adverse manner, if such additions or modifications are not acceptable to Buyer and are not removed by the Closing Date. Seller shall execute at Closing an affidavit as to authority, the rights of tenants in occupancy and the status of mechanics’ liens (and sufficient to remove from the Title Policy any exception for mechanics’ liens filed against the Real Property which relate to any matters occurring prior to the Closing Date) in form acceptable to Seller as the Title Company shall require for the issuance of the Title Policy. The Title Policy may be delivered after Closing if that is customary in the locality.

7.Delivery of Possession and Marketable Title. Seller shall deliver fee simple, marketable title to the Property at Closing. Actual sole and exclusive physical possession of the Property shall be given to Buyer at Closing unoccupied and free of any leases, claims to or rights of possession other than the rights of tenants under Leases by delivery of the keys to the Property and Seller’s special or limited warranty deed (the “Deed”) in the form attached hereto as Exhibit B, and Seller’s bill of sale in the form of Exhibit C to this Agreement duly executed and acknowledged by Seller (the “Bill of Sale”).

8.Apportionments. All property related items of income and expense, including but not limited to the following, shall be apportioned between Seller and Buyer as of 11:59 p.m. on the day prior to the Closing Date (the “Pro Ration Date”) as follows:

(a)Taxes. All real estate taxes, charges and assessments affecting the Property (collectively, “Taxes”) shall be prorated on a per diem basis as of the Pro Ration Date, disregarding any discount or penalty and on the basis of the actual fiscal year for which such taxes are assessed, and Buyer shall assume liability for Taxes accruing in the fiscal year in which Closing occurs. If any of the same have not been finally assessed, as of the date of Closing, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re‑adjusted immediately when and if final bills are issued. Buyer hereby acknowledges and agrees that Seller has or may file appeals (the “Appeals”) prior to the Closing Date with respect to the current fiscal year and also with respect to prior year(s) ad valorem property taxes applicable to the Property (the “Appealed Taxes”). Seller shall be entitled, in Seller’s sole discretion, to continue to pursue such Appeals after the Closing Date. In the event that any such Appeal is successful in reducing the amount of Appealed Taxes payable with respect to prior years, Seller shall be entitled to the full amount of any rebate, refund or reduction resulting from such Appeal. In the event that any such Appeal is successful in reducing the amount of Appealed Taxes payable with respect to the current fiscal year, Seller and Buyer shall prorate the net proceeds of any rebate, refund or reduction resulting from such Appeal relating to the current fiscal year, after payment of Seller’s third party costs incurred in connection with the Appeal. This provision shall expressly survive Closing and the recordation of the Deed.

(b)Rents.     Rents and other income and revenue relating to the Property and collected by Seller during the month in which Closing occurs shall be deemed earned ratably on a per diem basis and shall be prorated as of the Pro Ration Date and any excess amount shall be applied to past due amounts, if any. All such amounts collected by Seller or Buyer from tenants or other payors after Closing shall be paid over and applied in the following order of priority: (i) first, on account of rents and other sums due to Seller and Buyer (and pro‑rated between them as of the Pro Ration Date) for the month in which Closing occurs; (ii) if received after the 24th of any month, then second to the next calendar month, with any excess to any past due rents; (iii) if received prior to the 24th of any month, then, on account of rents and other sums due to Seller for any month prior to the month of Closing; and (iv) thereafter, on account of rents and other sums due to Buyer after Closing. Notwithstanding the foregoing, Buyer’s obligation to apply rents received after Closing to past due rents owed to Seller shall automatically terminate sixty (60) days after Closing.

(c)Other. All normal and customarily proratable items including without limitation operating expenses, personal property taxes, minimum water and sewer rentals, payments due under the Contracts which are to be assigned to Buyer, prepaid license fees and other charges for licenses and permits for the Real Property which will remain in effect for Buyer’s benefit after Closing and municipal rubbish removal charges, shall be apportioned pro rata between Seller and Buyer on a per diem basis based upon a calendar year.

(d)Security Deposits. The total sum of all tenant security deposits currently held by Seller, together with all interest earned thereon as of the Closing Date, shall be transferred to Buyer at Closing by operation of a credit against the Purchase Price. Seller shall provide Buyer with a detailed list of security deposits for each tenant of the Property, together with the total amount of all accrued interest on the security deposits held by Seller.

(e)Utility Meter Readings. Seller shall obtain readings of the water, electric, gas and other utility meters servicing the Real Property (other than meters measuring exclusively utility consumption which is to be paid in full by tenants under Leases) to a date no sooner than two (2) days prior to the Closing Date. At or prior to Closing, Seller shall pay all charges based upon such meter readings, adjusted to include a reasonable estimate of the additional charges due for the period from the dates of the respective readings until the Closing Date. If Seller is unable to obtain readings of any meters prior to the Closing Date, Closing shall be completed without such readings and upon the obtaining thereof, Seller shall pay the charges incurred prior to the Closing Date as reasonably determined by both Buyer and Seller based upon such readings, and at Closing, Seller shall deposit with the Title Company an amount reasonably estimated to represent the anticipated obligation of Seller under this sentence.

(f)RUBS. In addition to any other prorations described in this Agreement, any ratio utility billing systems (“RUBS”) applicable to the Property, for the following categories of utilities and other reimbursements: (i) electricity, (ii) gas, (iii) water / sewer, (iv) trash, (v) pest control and (vi) other, attributable to the uncollected or trailing collections two calendar months prior to Closing will be reflected as a credit to Seller at Closing and will be calculated for closing purposes on the uncollected or trailing collections monthly periods based on the monthly average actual trailing RUBS for six months prior to Closing according to the income statements prepared by Seller and provided to Buyer.  A subsequent cash adjustment of RUBS between Seller and Buyer will be made when actual figures are available, but in all events within 90 days after the Closing Date.  Seller and Buyer each agree to provide such information as the other may reasonably request regarding RUBS and the billing, collection, and payment thereof.

(g)True-up. Subsequent to the Closing, if at any time during the 90-day period following Closing the actual amount of any pro-rated items that were based upon estimations at Closing, including without limitation, utilities and other operating expenses with respect to the Property for the month in which the Closing occurs, are determined, the parties agree to adjust the proration of utilities and other operating expenses and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment. For clarification, this Section 8(g) shall not apply to Taxes, Rents or RUBS which shall be pro-rated and paid under Sections 8(a), 8(b) and 8(f) respectively.

(h)Closing Costs. Seller shall pay (i) ½ of all escrow fees; (ii) ½ of all realty transfer taxes imposed on the Deed and the conveyance of the Real Property, including without limitation, all state and local transfer taxes, (iii) recordation charges customarily paid by sellers per local custom (iv) all of Seller’s legal costs and expenses, (v) brokerage commissions and (vi) other closing costs which are customarily allocated to sellers per local custom. Buyer shall pay (i) ½ of all realty transfer taxes imposed on the Deed and the conveyance of the Real Property, including without limitation, all state and local transfer taxes; (ii) recordation charges customarily paid by buyers per local custom; (iii) all title insurance costs and expenses, including without limitation, title search and exam, Owner’s Policy premium and Loan Policy premium (iv) cost of the Survey, (v) ½ of all escrow fees, (vi) all other closing costs which are customarily allocated to buyers per local custom, (vii) all costs, fees, recordation taxes and assessments with respect to any financing, and (viii) Buyer’s legal costs and expenses. All other costs and expenses incurred in connection with the transaction contemplated hereby and not specifically allocated herein shall be paid by the party incurring the same.

(i)Up Front Payments. Any one-time inducement payments or other non-refundable fees, royalties or other payments made or paid to the owner of the Property under any Contract assumed by Buyer at Closing, including, but not limited to, any payments made to the owner of the Property under any cable agreement (“Up Front Payments”), shall be not be apportioned pro rata between Seller and Buyer and Buyer shall not receive any credit from Seller at closing for any portion of any One-Time Payment attributable or allocable to any period of time from and after Closing.

(j)Any credit due to Buyer pursuant to Section 8 shall be applied as a credit against the Purchase Price, and any credit due to Seller pursuant to Section 8 shall be paid by Buyer to Seller at Closing as an addition to the Purchase Price.

9.Property Condition. THE PROPERTY IS BEING SOLD IN AN “AS IS,” “WHERE IS” CONDITION AND “WITH ALL FAULTS” AS OF THE EFFECTIVE DATE, SUBJECT TO NORMAL WEAR AND TEAR AND DAMAGE BY FIRE OR OTHER CASUALTY AS SET FORTH HEREIN. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND EXCEPT FOR COVENANTS IN THE DEED, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED AND/OR UNDERTAKEN BY SELLER OR BY ANY PARTNER, OFFICER, DIRECTOR, PERSON, FIRM, AGENT, ATTORNEY OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO, CONCERNING OR WITH RESPECT TO (I) THE CONDITION OR STATE OF REPAIR OF THE PROPERTY; (II) THE COMPLIANCE OR NONCOMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAWS, REGULATIONS OR ORDINANCES (INCLUDING, WITHOUT LIMITATION, ANY APPLICABLE ZONING, BUILDING, HANDICAPPED ACCESSIBILITY, OR DEVELOPMENT LAWS, CODES, RULES AND REGULATIONS); THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (III) THE MANNER OR QUALITY OF THE CONSTRUCTION

OR MATERIALS, IF ANY, INCORPORATED WITHIN THE PROPERTY; (IV) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON; (V) THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL OF THE PROPERTY; (VI) ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, STATE OF REPAIR, COMPLIANCE, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF; OR (VII) WHETHER THE PROPERTY CONTAINS ASBESTOS OR ANY OTHER HARMFUL, HAZARDOUS OR TOXIC SUBSTANCES OR PERTAINING TO THE EXTENT, LOCATION OR NATURE OF SAME, OR THE CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, WATER, SOIL, AND GEOLOGY. THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED IN THIS AGREEMENT AND THE EXHIBITS HERETO ANNEXED, WHICH ALONE FULLY AND COMPLETELY EXPRESS THEIR AGREEMENT. BUYER SHALL NOT RELY UPON ANY STATEMENT OR REPRESENTATION BY OR ON BEHALF OF SELLER UNLESS SUCH STATEMENT OR REPRESENTATION IS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

BUYER WAIVES AND RELEASES SELLER FROM ANY PRESENT OR FUTURE CLAIMS ARISING FROM OR RELATING TO THE PRESENCE OR ALLEGED PRESENCE OF ASBESTOS, OR ANY OTHR HARMFUL, HAZARDOUS OR TOXIC SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY CLAIMS UNDER OR ON ACCOUNT OF (I) THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS THE SAME MAY HAVE BEEN OR MAY BE AMENDED FROM TIME TO TIME; (II) ANY OTHER FEDERAL, STATE OR LOCAL LAW, ORDINANCE, RULE OR REGULATION, NOW OR HEREAFTER IN EFFECT, THAT DEALS WITH OR OTHERWISE IN ANY MANNER RELATES TO ENVIRONMENTAL MATTERS OF ANY KIND; OR (III) THIS AGREEMENT OR THE COMMON LAW. THE TERMS AND PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE CLOSING HEREUNDER.

BUYER ACKNOWLEDGES THAT BUYER IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THIS TYPE OF PROPERTY. BUYER IS ACQUIRING THE PROPERTY “AS IS,” “WHERE IS” AND “WITH ALL FAULTS,” IN ITS PRESENT STATE AND CONDITION, WITHOUT REPRESENTATION OR WARRANTY BY SELLER OR ANY OF ITS REPRESENTATIVES OR AGENTS AS TO ANY MATTERS WHATSOEVER EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, NO PATENT OR LATENT CONDITION AFFECTING THE PROPERTY IN ANY WAY, WHETHER OR NOT KNOWN OR DISCOVERABLE OR HEREAFTER DISCOVERED, SHALL AFFECT BUYER’S OBLIGATIONS HEREUNDER, NOR SHALL ANY SUCH CONDITION GIVE RISE TO ANY RIGHT OF DAMAGES, RESCISSION OR OTHERWISE AGAINST SELLER.

10.Representations and Warranties of Seller. Except, in all cases, for any fact, information or condition disclosed in the Documents, Title Commitment, Existing Survey, Survey, Contracts or which is otherwise actually known to Buyer prior to Closing, each entity comprising the Seller makes the following representations and warranties to Buyer with respect to itself and the portion of the Property that it owns, which representations and warranties are true and correct as of the date of this Agreement (the “Seller Representations”):

(a)Seller is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, with all legal power and authority to undertake, observe and perform all of Seller’s agreements and obligations hereunder.

(b)Seller has full power, authority and legal right to execute, deliver and comply with this Agreement, and all actions of the Seller and other authorizations necessary or appropriate for the execution and delivery of and compliance with this Agreement have been taken or obtained and this Agreement constitutes the valid and legally binding obligation of the Seller enforceable against it in accordance with its terms; and the individual executing this Agreement and each of the documents executed in connection herewith on behalf of the

Seller has the power and authority to do so. This Agreement and all documents executed by Seller that are to be delivered to Buyer at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by Seller, and (ii) do not, and at the time of Closing will not, violate any provision of any agreement or judicial order to which Seller is a party; and

(c)No consents are required to be obtained from, and no filings are required to be made with, any governmental authority or third party in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

(d)Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(e)To Seller’s knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened with respect to the Property except for matters covered by Seller’s current insurance policies that will not affect the Property after Closing.

(f)To Seller’s knowledge, the rent rolls and delinquency reports attached hereto as Exhibit “D-1” and “D-2” are true, correct and genuine in all material respects as of the date shown thereon.

(g)To Seller’s knowledge, as of the Effective Date, Seller has not received written notice of any material default under any of the Contracts that will not be terminated on the Closing Date.

(h)Seller has no actual knowledge that the Documents provided to Buyer are inaccurate in any material respect.

(i)Neither Seller nor any of its affiliates is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action and does not, to its actual knowledge, engage in any dealings or transactions or be otherwise associated with such persons or entities.

(j)Except as provided to Buyer, there are no written agreements with any real estate broker, leasing agent or other party (including, without limitation, each of the current managers of the Property), that entitle or will entitle such real estate broker, agent or other party to any leasing or other brokerage commission or payment or finder’s fee as a result of any tenancy existing as of the date of this Agreement or the exercise by any tenant under a Lease existing as of the date of this Agreement of an option to extend or renew its lease or expand its leased premises as such options exist as of the date of this Agreement in its Lease.

(k)As of the Effective Date, Seller has not received any written notice that it is in default under any of the covenants, easements or restrictions encumbering the Property or any portion thereof that have not been cured.

(l)Seller has not granted to any third party an option to purchase or right of first refusal to purchase the Property, or entered into a purchase and sale agreement for the Property, and Seller shall not after the Effective Date enter into any such agreement with a third party.

(m)The Property is not subject to rent control, vacancy decontrol, rent moratorium or any restrictions on the amount of rent which can be charged to tenants.

(n)As of the Effective Date, Seller has not received any written notice of any material physical defects at the Property, such as structural or roof defects, building systems defects or other similar material defects that have not been replaced, repaired or otherwise cured.

(o)To the best of Seller’s knowledge, true, accurate and complete copies of the Leases are available for inspection at the Property, together with copies of all amendments thereto and no amount payable by any tenant under any Lease has been prepaid for more than one month in advance of the due date thereof except as set forth on the Rent Roll.

Seller and Buyer agree that Seller’s Representations shall survive Closing for a period of six (6) months (the “Survival Period”) and Seller shall have no liability after the Survival Period with respect to any of the Seller Representations contained herein except for claims made by Buyer during the Survival Period. Any representations or warranties made to “Seller’s knowledge” shall not be deemed to imply any duty of inquiry. Buyer shall have the right to bring a claim for actual damages during the Survival Period if Buyer learns during the Survival Period that Seller has breached its representations and warranties set forth in this Agreement.

For the period prior to the Closing, Buyer agrees to notify Seller promptly in writing if Buyer discovers, believes or obtains actual or constructive knowledge that: (i) there has been a breach of Seller’s representations and warranties set forth in this Section 10, (ii) any representation or warranty of Seller set forth in this Section 10 is inaccurate in any material respect, or (iii) Seller has failed to deliver to Buyer any document or material which it is obligated to deliver hereunder. Seller’s representations and warranties shall be deemed to be modified to include any such discovery, belief or knowledge by Buyer occurring or obtained prior to the Closing. Buyer hereby waives any right Buyer may have to commence any action(s) to enforce any alleged breach and/or violation of any representations of Seller as set forth in this Agreement or to seek damages in connection therewith in the event that Buyer obtains actual knowledge of any such alleged breach and/or violation prior to Closing and fails to give Seller notice thereof before the Closing Date.
11.Representations and Warranties of Buyer. Buyer, to induce Seller to enter into this Agreement and to complete Closing, makes the following representations and warranties to Seller, which representations and warranties are true and correct as of the date of this Agreement, and shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made both at and, as of the date of this Agreement, and except as otherwise set forth herein, at and as of the Closing Date.

(a)Buyer is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, with all legal power and authority to undertake, observe and perform all of Buyer’s agreements and obligations hereunder.

(b)Buyer has full power, authority and legal right to execute, deliver and comply with this Agreement, and all actions of the Buyer and other authorizations necessary or appropriate for the execution and delivery of and compliance with this Agreement have been taken or obtained and this Agreement constitutes the valid and legally binding obligation of the Buyer enforceable against it in accordance with its terms; and the individual executing this Agreement and each of the documents executed in connection herewith on behalf of the Buyer has the power and authority to do so. This Agreement and all documents executed by Buyer that are to be delivered to Seller at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer, and (ii) do not, and at the time of Closing will not, violate any provision of any agreement or judicial order to which Buyer is a party.

(c)No consents are required to be obtained from, and no filings are required to be made with, any governmental authority or third party in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

(d)Neither Buyer nor any of its affiliates is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action and does not, to its actual knowledge, engage in any dealings or transactions or be otherwise associated with such persons or entities.

(e)Buyer acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the "ADA") and the federal Fair Housing Act (the "FHA"). The ADA requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property's compliance with the ADA or the FHA (or any similar state or local law), and Seller expressly disclaims any such representation. Buyer acknowledges that it is solely responsible for determining whether the Property complies with the ADA and the FHA. The provisions of this Section 11(e) shall survive indefinitely the Closing or earlier termination of this Agreement and shall not be merged into the Deed or other closing documents.

(f)It is expressly acknowledged by Buyer that this transaction is not subject to any financing contingency and no financing for this transaction shall be provided by Seller.

(g)Buyer is a sophisticated and experienced Buyer of commercial properties including without limitation, apartment projects, and has participated in and is familiar with the acquisition, development, redevelopment, ownership, management, and operation of real estate projects similar to the Property. Buyer has or will have under the terms of this Agreement adequate opportunity to complete and will have completed all physical, financial, legal and regulatory investigations and examinations relating to the Property that it deems necessary, and will acquire the same on the basis of such investigations and examinations and the title insurance protection afforded by the Title Policy as well as the basis of any financial information, rent roll and Leases provided or to be provided by Seller.

12.Operations Prior to Closing. Between the date of the execution of this Agreement and Closing:

(a)Operations and Management. During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property, substantially in the same manner as it did before the Effective Date. Seller shall maintain the physical condition of the Property in substantially its current condition, reasonable wear and tear and damage by fire and other casualty excepted. From and after the conclusion of the Inspection Period, Seller shall not apply any Security Deposits to tenant arrearages unless the tenant has vacated or been evicted prior to the Closing Date.

(b)Compliance with Obligations. Seller shall comply in all material respects with the obligations of Seller under the Leases, the Contracts and all other agreements and contractual arrangements by which Seller and/or the Property are bound or affected. Seller shall maintain its current insurance policy in full force and effect and shall pay all required premiums and other charges.

(c)New Contracts; New Leases. Seller shall not enter into any contract for or on behalf of or affecting the Property which cannot be terminated upon no more than thirty (30) days’ prior notice or without charge, cost, penalty or premium, and, after expiration of the Inspection Period, shall not renew, fail to give a notice which, in the absence of which, will result in an automatic renewal of, modify, cancel or terminate any Contracts except in accordance with notices given by Buyer under Section 5(c). Notwithstanding anything to the contrary set forth herein, Seller may enter into new leases or renewal leases for all or any portion of the Property in accordance with its current leasing parameters and procedures.

13.Casualty.

(a)Destruction. If at any time prior to the Closing Date any portion of the Property should sustain damage by fire or other casualty (a “Casualty”), Seller shall promptly give written notice (“Casualty Notice”) thereof to Buyer, which notice shall include Seller’s estimate of the time and cost necessary to repair or remedy the damage caused by such Casualty. Seller shall also promptly give notice to its insurer. If the Property is the subject of a Casualty which is material, Buyer shall have the right, at its sole option, of terminating this Agreement (by written notice to Seller and Escrow Holder given within ten (10) days after receipt of the Casualty Notice from Seller). Seller shall provide copies to Buyer of all correspondence with its insurance company or insurance agent after the event of Casualty. For purposes hereof, a “material” Casualty is one where the cost of restoring any one apartment complex exceeds $800,000. In addition, solely with respect to a Casualty where the cost of restoration is above $25,000, Buyer may terminate this Agreement in the event that such Casualty is uninsured (which, for clarification purposes, shall not include any Casualty for which insurance proceeds are not paid merely because the deductible exceeds the amount of proceeds) or if the insurance provider denies coverage for such Casualty due to an act or omission of Seller. If Buyer does not terminate this Agreement, the proceeds of any insurance with respect to the Property paid to Seller between the date of this Agreement and the Closing Date shall be paid over to Buyer at the time of Closing (less any amount expended by Seller under Section 13(b) below) and all unpaid claims and rights in connection with losses to the Property shall be assigned to Buyer at Closing, and the amount of the deductible required to be paid under the Seller’s applicable insurance policy or policies will be paid to Buyer, without in any manner affecting the Purchase Price.

(b)Repairs. If the Property is the subject of a Casualty, but Buyer does not terminate this Agreement pursuant to the provisions of Section 13(a) above, then Seller shall cause all temporary repairs to be made to the Property as shall be required to prevent further deterioration and damage to the Property prior to the Closing Date. Seller shall have the right to be reimbursed from the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date for the cost of all such repairs made pursuant to this Section 13(b). Except for the obligation of Seller to repair the Property set forth in this Section 13(b), Seller shall have no other obligation to repair any Casualty, damage or destruction in the event Buyer does not elect to terminate this Agreement pursuant to the provisions of Section 13(a), and in such event, Buyer shall accept the Property at Closing as damaged or destroyed by the Casualty.

14.Eminent Domain. If any condemnation or eminent domain (a “Taking”) affects all or any part of the Property prior to Closing, or if any proceeding for a Taking is commenced prior to Closing, or if notice of the contemplated commencement of a Taking is given prior to Closing, Seller shall deliver written notice of such Taking to Buyer and Buyer, to the extent such Taking is material in Buyer’s reasonable judgment, shall have the right, at its sole option, of terminating this Agreement (by written notice to Seller within ten (10) days after receipt by Buyer of written notice from Seller of the Taking). For purposes hereof, a “material” Taking shall mean a portion of any one of the apartment complexes is taken which causes (i) a material reduction in the size of such Property or a material interference with the use and operation of such Property, (ii) a material reduction in the number of parking spaces available at such Property, (iii) a material adverse effect on the ingress and egress to and from such Property, or (iv) a material reduction in the gross income that it is anticipated will be generated at such Property. If Buyer does not terminate this Agreement, the Purchase Price shall be reduced by the total of any awards or damages received by Seller, and Seller shall, at Closing, be deemed to have assigned to Buyer all of Seller’s right, title and interest in and to any awards or damages to which Seller may have become entitled or may thereafter be entitled by reason of any exercise of the power of eminent domain or condemnation with respect to or for the Taking of the Property or any portion thereof.

15.Items to be Delivered at Closing.

(a)By Seller. At Closing, Seller shall deliver to Buyer the following:

(i)Deed. The Deed;

(ii)Bill of Sale. The Bill of Sale for the transfer of the Personal Property;

(iii)Assignments of Leases and Contracts. Assignments in the form of Exhibit E and Exhibit F, respectively, of Seller’s interest in the Leases and the Contracts (to the extent not required to be terminated before Closing) to be assigned to Buyer, assigning to Buyer or Buyer’s assignee all of the lessor’s and Seller’s rights, title and interest in the Leases and such Contracts;

(iv)Certificate Updating Reps and Warranties. A certificate, signed by Seller, as of the Closing Date, stating that the representations and warranties set forth in this Agreement remain true, accurate and complete in all material respects;

(v)Keys. All keys, security cards and security codes to the Property in Seller’s possession;

(vi)Title Company Affidavits. Such affidavits reasonably required by the Title Company to delete the so-called “standard exceptions” (other than the standard survey exceptions) and date the Title Policy no earlier than the date of Closing;

(vii)Updated Rent Roll. A rent roll in the form of Exhibit D of the rents and other charges and payments due from tenants under the Leases, including without limitation any which are in arrears, all dated as of the Closing Date and certified by Seller as true and correct in all material respects;

(viii)State Forms. Any forms required by the County or State in connection with the conveyance of the Property and the recordation of the Deed, including without limitation, the appropriate Real Estate Withholding form(s) and a Declaration of Value;

(ix)Underground Oil Tank Notice. If required by law, an Underground Oil Tank Notice meeting all statutory requirements.

(x)Plans and Specifications. To the extent in Seller’s possession, all plans and specifications for the improvements which constitute a part of the Property and all alterations and additions thereto, and project manuals for the Property;

(xi)Books and Records. Duplicate copies of all books, records and operating reports in Seller’s possession which are necessary to insure continuity of operation of the Property;

(xii)FIRPTA. An affidavit stating that Seller is not a foreign person or entity within the meaning of Sections 1445 and 7701 of the IRS Code, as required by Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) in the form attached as Exhibit G hereto; and

(xiii)Tenant Notice Letter. A letter to the tenants of the Property indicating that the Property has been sold to Buyer and directing that all future rental payments be sent to Buyer in substantially the form attached as Exhibit H hereto with information to be supplied by Buyer regarding the payment of future rents (the “Tenant Notice Letter”); and

(xiv)Resolutions; Title Company Affidavits, Etc. Resolutions and certificates, including a 1099 certificate, as required to evidence good standing and the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto together with all affidavits, indemnities and other agreements required by the Title Company; and

(xv)Other Documents. Any other documents required to be delivered pursuant to any other provisions of this Agreement.

(b)By Buyer. At Closing, Buyer shall deliver to Seller the following:

(i)Purchase Price. The balance of the Purchase Price;

(ii)Assumption Agreements. Assumption agreements, in the form of Exhibit E and Exhibit F respectively, of the Leases and of the Contracts to be assigned to Buyer, duly executed and acknowledged by Buyer;

(iii)State Forms. Any forms required by the County or State in connection with the conveyance of the Property and the recordation of the Deed, including without limitation, the appropriate Real Estate Withholding form(s) and a Declaration of Value;

(iv)Resolutions; Title Company Affidavits, Etc. Resolutions and certificates as required to evidence good standing and the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto together with all affidavits, indemnities and other agreements required by the Title Company; and

(v)Other Documents. Any other document required to be delivered pursuant to any other provisions of this Agreement.

16.Brokerage. Buyer and Seller represent and warrant to the other that it has dealt with no broker, finder or other intermediary in connection with this sale other than CBRE, Inc. (“Broker”). Seller agrees to pay all brokerage commissions due to Broker in connection herewith. Buyer and Seller each agree to indemnify, defend and hold the other harmless from and against all claims, demands, causes of action, loss, damages, liabilities costs and expenses (including without limitation attorneys’ fees and court costs) which the indemnified party may incur arising by reason of the above representation being false.

17.Indemnity. Buyer agrees to indemnify, defend and hold harmless Seller from and against, and to reimburse Seller with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including without limitation reasonable attorney’s fees and court costs) asserted against or incurred by Seller by reason of or arising out of any Lease, Contract, claim for damages or any other claim with respect to or accruing on or after the Closing Date. Seller agrees to indemnify, defend and hold harmless Buyer from and against, and to reimburse Buyer with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including without limitation reasonable attorney’s fees and court costs) asserted against or incurred by Buyer by reason of or arising out of any Lease, Contract, claim for damages or any other claim accruing prior to the Closing Date. The provisions of this Section 17 shall survive Closing and recordation of the Deed.

18.Confidentiality. Buyer shall not disclose any Confidential Information (as defined below) to any party other than (a) persons within Buyer’s organization, Buyer’s affiliates, persons who may invest in, or co-purchase with Buyer, or person with which Buyer has contracted, including attorneys, accountants, appraisers, engineers, environmental consultants and other professionals engaged for this contemplated transaction who are advised of the confidential nature of the Confidential Information, (b) potential lenders and agents of potential lenders who are advised of the terms of this Agreement related to the Confidentiality Information, (c) as necessary to consummate the terms of this Agreement or any financing relating thereto, and (d) subject to the last sentence of this paragraph, as required by law or court order. “Confidential Information” means the terms of this Agreement and all due diligence information (including the Documents) provided to Buyer by Seller other than information of public record or generally known to the public. Buyer will destroy any electronic or paper documents constituting the Confidential Information, or return it to Seller if appropriate, if the Closing does not occur or this Agreement is terminated by Buyer or Seller before Closing. The confidentiality provisions of this Section 18 shall not apply to any disclosures made by Buyer as required by law, by court order, or in connection with any subpoena served upon Buyer; provided Buyer shall provide Seller with written notice before making any such disclosure. Buyer’s obligations under this Section 18 shall survive termination of this Agreement.

19.No Other Representations. Buyer acknowledges that neither Seller nor anyone acting, or purporting to act, on behalf of Seller, has, except as expressly set forth in this Agreement, made any representation or warranty with respect to the Property.

20.Assignability. Buyer shall not have the right to assign its interest in this Agreement without Seller’s advance written consent, which consent may be withheld in Seller’s sole and absolute discretion. Buyer hereby agrees that any assignment by Buyer, if consented to by Seller, shall not relieve Buyer of its obligations and liabilities hereunder. Additionally, it shall be a condition of any such assignment that the assignee assumes, in a written instrument delivered to Seller (in form and content reasonably acceptable to Seller), all obligations of Buyer hereunder. Seller’s approval of any assignment of Buyer’s interest in this Agreement shall not constitute a waiver of Seller’s right to approve any subsequent assignments.

Notwithstanding the terms of this Paragraph 20, Buyer shall have the right to assign its rights and obligations under this Agreement to three separate Massachusetts limited liability companies, each of which shall be an affiliate of Buyer. Buyer’s right to assign this Agreement shall be subject to execution by Buyer and the assignee of a form of assignment agreement reasonably acceptable to Seller. Buyer shall give notice of any such proposed assignment to Seller not less than five (5) days prior to the scheduled the Closing Date. Upon such assignment, the assignee shall succeed to all of the rights of Buyer under this Agreement (including without limitation Buyer’s rights with respect to the Deposit) and shall assume all of Buyer’s obligations under the Agreement. No such assignment shall relieve Buyer of any liability under the Agreement in the event of a default by Buyer or its assignee.

21.	Notices.

(a)All notices, demands, requests or other communications from each party to the other required or permitted under the term of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:

if intended for Buyer:        Chestnut Realty Management, LLC
One Monarch Place, Suite 1300
Springfield, MA 01144 - 1300Attn: William Steinberg
Email: wsteinberg@chestnutrealtyllc.com

With a copy to:            Elizabeth McDermott, Esq.
attybmcd@gmail.com
Prior to 10/12/15:
376 Stage Harbor Rd.
Chatham, MA 02633

After 10/12/15
202 Summit Run
Stowe, VT 05672

if intended for Seller:        RRE Tamarlane Holdings, LLC
RRE Coach Lantern Holdings, LLC
RRE Foxcroft Holdings, LLC
RRE FP, LLC
c/o Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, PA 19103
Attn: Sam Zell, Transaction Manager
Facsimile No.: (215) 761-0457
Email: szell@resourcerei.com

With a copy to:            Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, PA 19103
Attn: Shelle Weisbaum, General Counsel
Facsimile No.: (215) 761-0452
Email: sweisbaum@resourcerei.com

And with a copy to:        Ledgewood
Two Commerce Square
2001 Market Street, 34th Floor
Philadelphia, PA 19103
Attn: Stacy C. Bedwick, Esquire
Facsimile No.: (215) 735-2513
Email: sbedwick@ledgewood.com

Notices may be given on behalf of any party by its legal counsel.
(b)Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party’s address as set forth above or (ii) delivered via facsimile transmission to the facsimile number listed above or via electronic mail to the email address listed above, provided, however, that if such communication is given via facsimile transmission or email, an original counterpart of such communication shall concurrently be sent in the manner specified in clause (i) above.

(c)Each such notice, demand or request shall be deemed to have been given upon the earlier of (i) actual receipt or refusal by the addressee or (ii) deposit thereof with the courier if sent pursuant to section (b)(ii) above.

22.Additional Escrow Provisions.

(a)Deposit. Title Company agrees to deposit the Deposit in an interest bearing account, subject to the receipt from Buyer of a form W-9 for the purposes of investing said funds and to hold and disburse said funds, and any interest earned thereon, as hereinafter provided. Upon written notification from Seller or Buyer in accordance with the terms of this Agreement, Title Company shall release the funds in accordance with and pursuant to the written instructions. In the event of a dispute between any of the parties hereto sufficient in the sole discretion of Title Company to justify its doing so, Title Company shall be entitled to tender unto the registry or custody of any court of competent jurisdiction all money or property in its hands held under the terms of this Agreement, together with such legal pleading as it deems appropriate, and thereupon be discharged.

(b)Escrow Holder. Seller and Buyer covenant and agree that in performing any of its duties under this Agreement, Title Company shall not be liable for any loss, costs or damage which it may incur as a result of serving as Escrow Holder hereunder, except for any loss, costs or damage arising out of its willful default or gross negligence. Accordingly, Title Company shall not incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to its duties and responsibilities, or (ii) to any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which Title Company shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.

(c)Indemnity. Seller and Buyer hereby agree to indemnify and hold harmless Title Company against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and attorneys' fees and disbursements which may be imposed upon or incurred by Title Company in connection with its serving as Escrow Holder hereunder, except for any loss, costs or damage arising out of its willful default, gross negligence or failure to adhere to the terms or conditions of this Agreement. The provisions of this Section shall survive termination of this Agreement.

23.Miscellaneous.

(a)Entire Agreement; Governing Law. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior or other negotiations, representations, understandings and agreements of, by or among the parties, express or implied, oral or written, which are fully merged herein. The express terms of this Agreement control and supersede any course of performance and/or customary practice inconsistent with any such terms. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought. This Agreement shall be governed by and construed under the laws of the State where the Real Property is located.

(b)Liability. Notwithstanding anything to the contrary contained herein, Seller’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Seller and the partners or members of Seller assume no personal liability for any obligations entered into on behalf of Seller and its individual assets shall not be subject to any claims of any person relating to such obligations.  The foregoing shall govern any direct and indirect obligations of Seller under this Agreement. Notwithstanding anything to the contrary contained herein, Buyer’s members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents of Seller and the partners or members of Buyer assume no personal liability for any obligations entered into on behalf of Buyer and its individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Buyer under this Agreement. This provision shall expressly survive Closing and recordation of the Deed or termination of this Agreement.

(c)Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

(d)Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

(e)Gender, etc. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

(f)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected on this Agreement as the signatories. Electronically transmitted counterparts of this Agreement or signature pages hereof shall have the same force and effect as originals.

(g)Exhibits. All exhibits attached to this Agreement are incorporated by reference into and made a part of this Agreement.

(h)No Waiver. Neither the failure nor any delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(i)Headings. The headings incorporated in this Agreement are for convenience in reference only, are not a part of this Agreement and do not in any way limit or add to the terms and provisions of this Agreement.

(j)Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party’s legal representative or counsel drafted such provision.

(k)Time. Time is of the essence of this Agreement. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period provided in this Agreement shall end on a Saturday, Sunday or legal holiday, then the final day shall extend to 5:00 p.m. Eastern time of the next full business day. For the purposes of this Section, the term “holiday” shall mean a day other than a Saturday or Sunday on which banks are closed in the state in which the Real Property is located.

(l)Attorney’s Fees. In connection with any litigation arising out of this Agreement, including without limitation an action for specific performance, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorney’s fees. For purposes of this Agreement, “prevailing party” shall include, without limitation, a party obtaining substantially the relief sought, whether by compromise, settlement or otherwise.

(m)No Recording of Agreement. Neither Seller nor Buyer shall cause or permit this Agreement to be filed of record in any office or place of public record and, if Buyer or Seller shall fail to comply with the terms hereof by recording or attempting to record the same, such act shall not operate to bind or cloud title to the Real Property.

(n)Intentionally Omitted.

(o)WAIVER OF JURY TRIAL. BUYER WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALING OF THE BUYER AND SELLER IN RESPECT OF THIS AGREEMENT OR RELATED TRANSACTIONS, IN EACH CASE WHETHER NOW EXISTING OR LATER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BUYER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SELLER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BUYER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(p)1031 Exchange. Buyer or Seller may desire to exchange, for other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder, fee title in the Project. Each of Buyer and Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in Treasury Reg. §1.1031(k)-1(g)(4) on or before Closing and each party hereby agrees to fully cooperate with the other party, at no cost to such party, in the furtherance of any such like-kind exchange pursuant to Code §1031 contemplated by either party hereto.

(q)Several Obligations. Buyer agrees that, notwithstanding any other provision of this Agreement to the contrary, the representations, warranties, obligations, and covenants of each entity comprising Seller are individual and several, and not joint and several, and that each entity comprising Seller is responsible and liable only for its own Property and its own representations, warranties, obligations, and covenants. Buyer agrees that it shall look solely to the applicable Seller, or the proceeds of sale received by such Seller, for any amount due hereunder or, obligation owed hereunder, and further waives any and all claims against any other party or Property for payment or performance of the same, including, without limitation, any other Seller, or any partner, member, manager, shareholder, director, officer, employee, affiliate, representative or agent of any Seller. This provision shall expressly survive Closing and recordation of the Deed or termination of this Agreement.

(r)Obligation to Close on all Property. Except as expressly set forth in this Agreement, Buyer’s obligation to purchase the Property is not severable and Buyer must purchase all three of the properties comprising the Property (or alternatively, terminate with respect to all three). Similarly, except as expressly stated this Agreement, Seller’s obligations to sell the Property are not severable and Seller must sell all of the properties comprising the Property to Buyer.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement of Purchase and Sale as a sealed instrument as of the day and year first above written.

SELLER:

RRE TAMARLANE HOLDINGS, LLC, a Delaware limited liability company

By: RCP Tamarlane Manager, LLC, a Delaware limited liability company, its manager

By:                (SEAL)
Name:
Title:

RRE COACH LANTERN HOLDINGS, LLC, a Delaware limited liability company

By: RCP Coach Lantern Manager, LLC, a Delaware limited liability company, its manager

By:                (SEAL)
Name:
Title:

RRE FOXCROFT HOLDINGS, LLC, a Delaware limited liability company

By: RCP Foxcroft Manager, LLC, a Delaware limited liability company, its manager

By:                (SEAL)
Name:
Title:

RRE FP, LLC, a Delaware limited liability company

By: RCP FP Manager, LLC, a Delaware limited liability company, its manager

By:                (SEAL)
Name:
Title:

BUYER:

CHESTNUT REALTY MANAGEMENT, LLC

By:                (SEAL)
Name:
Title:

Taxpayer ID Number:

JOINDER OF ESCROW HOLDER

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, the Escrow Holder named in the annexed Agreement, hereby agrees to be bound by the provisions of the annexed Agreement relating to the holding and disbursement of all monies paid to the undersigned in escrow, and to disburse such sums strictly in accordance with the terms of the Agreement.

Intending to be legally bound, the undersigned has caused this Joinder to be executed by its duly authorized representative the ____day of September, 2015.

LAND SERVICES USA, INC.

By:                (SEAL)
Name:
Title:

EXHIBIT A-1

[LEGAL DESCRIPTION OF TAMARLANE]

EXHIBIT A-2

[LEGAL DESCRIPTION OF COACH LANTERN]

EXHIBIT A-3

[LEGAL DESCRIPTION OF FOXCROFT]

EXHIBIT B

When recorded return to:
____________________
____________________
____________________
Attn:

QUITCLAIM DEED WITH COVENANT

________________________, LLC, a Delaware limited liability company, for consideration paid, grants to ____________________, a ____________________________, whose mailing address is ____________________________, with quitclaim covenant, a certain lot or parcel of land situated in the City of ____________, County of ____________ and State of Maine, together with all buildings and improvements thereon and rights and easements appurtenant thereto, all as more particularly described in Exhibit A attached hereto and made a part hereof.

Meaning and intending to convey, and hereby conveying, the same premises conveyed by _______________ a ____________ to the Grantor herein by deed dated ____________ and recorded in the ______________County Registry of Deeds in Book _________, Page ________.

SUBJECT TO any and all easements and other restrictions of record set forth on Exhibit B attached hereto and made a part hereof.

IN WITNESS WHEREOF, the Grantor has caused this instrument to be executed under seal this _________ day of _______________________, 2015.

GRANTOR:

___________________    By:
WITNESS

STATE OF _________________

COUNTY OF _______________

On this _____ day of __________________, 2015, before me the undersigned Notary Public, personally appeared the above-named ________________________________, the ________________ of __________________, a Delaware limited liability company, the manager of _________________, LLC, a Delaware limited liability company, and acknowledged the foregoing instrument to be his/her free act and deed in his/her said capacity and the free act and deed of said company.

Signature of Notary Public:______________________
Print Name: _________________________
My commission expires: ____________________

DEED EXHIBIT A - LEGAL DESCRIPTION

DEED EXHIBIT B - ENCUMBRANCES

EXHIBIT C

BILL OF SALE AND ASSIGNMENT
THIS BILL OF SALE AND ASSIGNMENT (the “Assignment”) is made as of _________________, 2015, by _______________, LLC, a Delaware limited liability company (“Seller”) in favor of ___________________, a ________________ (“Buyer”).

RECITALS
A.     Pursuant to a certain Agreement of Purchase and Sale, dated as of September ___, 2015 (the “Agreement of Sale”), Seller has agreed to sell to Buyer, upon the terms, provisions and conditions set forth therein, certain property (hereinafter “Property”) located at ___________, all as more particularly described in the Agreement of Sale.

B.    In connection with the sale and purchase of the Property, Seller desires to sell, assign and transfer to Buyer all of Seller’s right, title and interest in and to the Personal Property identified and as defined in the Agreement of Sale, an inventory of which is attached hereto as Exhibit “A”, all upon the terms, covenants and conditions set forth in this instrument.

NOW THEREFORE, for an in consideration of Ten Dollars ($10.00), the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller hereby agrees as follows:

1.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement of Sale.

2.Transfer and Assignment. Seller hereby sells, transfers, assigns, delivers and conveys to Buyer, its successors and assigns, all of Seller's right, title and interest in, to and under the Personal Property, free and clear of any security interest or other lien of any third party.

3.Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:
(i)    Seller is the sole owner and holder of the Personal Property;

(ii)    Seller has the power, authority and right to execute and deliver this Assignment and to sell, transfer, assign, deliver and convey the Personal Property; and

(iii)    There are no outstanding security interests or other liens encumbering the Personal Property as of the Closing Date.

4.AS IS, WHERE IS. THE PERSONAL PROPERTY IS BEING CONVEYED “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS” AS OF THE DATE OF THIS ASSIGNMENT, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITON, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS SPECIFICALLY SET FORTH IN THIS INSTRUMENT. SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, THERETO. BUYER IS HEREBY THUS ACQUIRING THE PERSONAL PROPERTY BASED SOLEY UPON BUYER’S OWN INDEPENDENT INVESTIGATIONS AND INSPECTION OF THAT PROPERTY AND NOT IN RELIANCE UPON ANY INFORMATION PROVIDED BY SELLER OR SELLER’S AGENTS OR CONTRACTORS.

5.Absolute Transfer. It is the intention of Seller to transfer absolute title of the Personal Property to Buyer, its successors and assigns, free of any equity of redemption by Seller or its successors and assigns

6.Binding Effect. This Assignment shall be binding upon and inure to the benefit of Seller and Buyer and their respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, intending to be legally bound, Seller has caused this Bill of Sale and Assignment to be executed by its duly authorized officer on the day and year first above written.

SELLER:

By:____________________________(SEAL)
Name:
Title:

Exhibit “A” - inventory

EXHIBIT D - 1

[RENT ROLLS]

SEE ATTACHED

EXHIBIT D - 2

[DELINQUENCY REPORTS]

SEE ATTACHED

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made and entered into as of __________, 2015, by and between ______________, LLC, a Delaware limited liability company (“Assignor”) and _________________, a __________________ (“Assignee”).

RECITALS

A.    Pursuant to a certain Agreement of Purchase and Sale, dated as of September ___ 2015 (the “Agreement of Sale”), Assignor has agreed to sell to Assignee, upon the terms, provisions and conditions set forth therein, certain property (hereinafter “Property”) located at _____________, all as more particularly described in the Agreement of Sale.

B.    In connection with the sale and purchase of the Property, Assignor desires to assign to Assignee all tenant leases encumbering the Property and Assignee desires to accept said assignment and assume the obligations of Assignor under said leases, all upon the terms, covenants and conditions set forth in this instrument.

NOW, THEREFORE, in consideration of the purchase price paid by Assignee to Assignor for the Property, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee covenant and agree as follows:

1.    Assignment. Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor’s right, title and interest in and to (collectively, the “Assigned Interests”) (a) the leases set forth on the rent roll attached hereto as Exhibit A and made a part of this Assignment and any other lease, license or right of occupancy affecting the Property, together with all amendments, extensions, and other modifications thereto (the “Leases”), (b) any and all rights of Assignor and the lessor under the Leases to collect rents, additional rents, escrow or security deposits, fees, income, charges, and profits now or hereafter arising thereunder, and (c) any guarantees of any Leases, to have and to hold the same unto Assignee, its successors and assigns.

    2.    Assumption. Assignee accepts said assignment and assumes all obligations of Assignor on the part of the lessor/landlord under the Leases first arising or accruing on or after the date of this Assignment.

3.    Indemnification by Assignor. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any claim, demand, cause of action, charge, judgment, damage, liability, cost or expense (including, without limitation, reasonable attorney’s fees and legal costs) (a) arising out of the Assigned Interests in connection with events occurring at any time during Assignor’s ownership of the Property, or (b) arising out of any claim by any tenant arising prior to the date of this Assignment with respect to any security deposit but only to the extent of the amount of such security deposit and interest thereon not transferred by Assignor to Assignee.

4.    Indemnification by Assignee. Assignee agrees to indemnify, defend and hold Assignor harmless from and against any claim, demand, cause of action, charge, judgment, damage, liability, cost or expense (including, without limitation, reasonable attorneys’ fees and legal costs) arising out of the Assigned Interests in connection with events occurring on or after the date of this Assignment or arising out of any claim by any tenant arising on or after the date of this Assignment with respect to its security deposit but only to the extent of the amount of such security deposit and interest thereon transferred by Assignor to Assignee and not returned to such tenant by Assignee.

5.     Counterparts. This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. For purposes of this Assignment, any signature transmitted by e-mail (in pdf format) shall be considered to have the same legal and binding effect as any original signature.
6.    Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Assignment and Assumption of Leases to be executed by their duly authorized officers on the day and year first above written.

ASSIGNOR:

By: ___________________________ (SEAL)
Name:
Title:

ASSIGNEE:

[___________________]

By: ____________________________ (SEAL)
Name:
Title:

Exhibit A - rent roll

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made and entered into as of __________ 2015, by and between ____________, LLC, a Delaware limited liability company (“Assignor”) and _________________, a __________________ (“Assignee”).

R E C I T A L S:

A.    Pursuant to a certain Agreement of Purchase and Sale, dated as of September ___, 2015 (the “Agreement of Sale”), Assignor has agreed to sell to Assignee, upon the terms, provisions and conditions set forth therein, certain property (hereinafter “Property”) located at _____________, all as more particularly described in the Agreement of Sale.

B.    In connection with the sale and purchase of the Property, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to those agreements set forth on Exhibit A attached to and made a part of this Assignment (collectively, the “Contracts”) and Assignee desires to accept said assignment and assume the obligations of Assignor under the Contracts, all upon the terms, covenants and conditions set forth in this instrument.

NOW, THEREFORE, in consideration of the purchase price paid by Assignor to Assignee for the Property and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee covenant and agree as follows:

1.    Assignment. Assignor hereby assigns, transfers and sets over to Assignee all of Assignor’s right, title and interest in and to the Contracts. Assignor agrees to pay and perform all terms, covenants, conditions, agreements and obligations to be kept and performed under the Contracts to the date of this Assignment, together with such other obligations of Assignor concerning the Contracts set forth in the Agreement of Sale.

2.    Assumption. Assignee accepts said assignment and assumes all obligations of Assignor under the Contracts arising or accruing on or after the date of this Assignment.

3.    Indemnification by Assignor. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any claim, demand, cause of action, charge, judgment, damage, liability, cost or expense (including, without limitation, reasonable attorneys’ fees and legal costs) arising out of the Contracts prior to the date of this Assignment.

4.    Indemnification by Assignee. Assignee agrees to indemnify, defend and hold Assignor harmless from and against any claim, demand, cause of action, charge, judgment, damage, liability, cost or expense (including, without limitation, reasonable attorneys’ fees and legal costs) arising out of the Contracts after the date of this Assignment.

5.Counterparts. This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. For purposes of this Assignment, any signature transmitted by e-mail (in pdf format) shall be considered to have the same legal and binding effect as any original signature.

6.Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, intending to be legally bound, Assignor and Assignee have caused this Assignment and Assumption of Contracts to be executed by their duly authorized officers on the day and year first above written.

ASSIGNOR:

By: _____________________________ (SEAL)
Name:
Title:

    ASSIGNEE:

[_____________]

By: ____________________________ (SEAL)
Name:
Title:

EXHIBIT G

FIRPTA

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the undersigned “Transferor” which is the owner, directly or indirectly of all of the membership interests of ______________________, LLC, a Delaware limited liability company, which has legal title to a U.S. real property interest under local law, will be the actual transferor of the property for U.S. tax purposes and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Transferor, the undersigned hereby certifies as follows:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Transferor is not a disregarded entity, as defined in Treas. Reg. § 1.1445-2(b)(2)(iii);

3.	Transferor’s U.S. taxpayer identification number is _________________; and

4.	Transferor’s office address is 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103.

Transferor understands that the above information may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this instrument and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has the authority to sign this document in such capacity.

By:______________________________
Name:
Title:

Dated: __________________, 2015

EXHIBIT H
NOTICE TO TENANTS
_________, 2015
PERSONAL DELIVERY
Residents of _______ Apartments
_________________
_________________

Dear Resident:

Notice is hereby given to the tenants of _________________ Apartments (the “Property”) that the current owner of the Property (the “Seller”), has sold the Property to ____________(“Buyer”), effective as of this date. Buyer has assumed all of the obligations of Seller, as landlord under your lease, including any obligations with respect to your security deposit. Buyer is now your landlord and all future rent payments under your lease shall be made to Buyer.
In the event that your rent payments are made to Seller via an ACH or other automatic debit system, such payments shall be rejected as of the date hereof and you should make alternative arrangements with Buyer for the payment of your rent.
Buyer’s address for purposes of your lease is as follows:
___________________
___________________
Attn: _______________

All future rental payments should be hand delivered to [____________________________].
Sincerely,

SELLER:

By:___________________________________(SEAL)
Name:
Title:

SCHEDULE 5(b)

[DOCUMENTS]

To the extent in Seller’s possession or control:

1.PHYSICAL ITEMS

1.1    Site Plans (with dimensions)
1.2    Building Plans
1.3    Environmental Reports/Site Assessment Reports
1.4    Building Plans & Specifications
1.5     Warranties (Construction, Roof, Mechanical Equipment, etc.)

2.    LEASE INFORMATION

2.1    Copies of all Leases & lease guaranties, including amendments (onsite access only)
2.2     Current Rent Roll,
2.3     Standard Lease Form
2.4    Insurance Certificates
2.5     Lease Correspondence Files (onsite access only)

3.    FINANCIAL INFORMATION

3.1    three years of monthly operating statements through August 2015
3.2     Recent Tax Bills and Assessments - 2 years
3.3     Current Aged Receivable Report

4.    TITLE & SURVEY

4.1     Existing Title Insurance policy
4.2     Legal Description
4.3    Certified A.L.T.A. Survey

5. OTHER INFORMATION

5.1     Certificates of Occupancy/Use Permits
5.2     Service & Maintenance Contracts
5.3     Management & Leasing Contracts
5.4     Three years of Insurance Claims History
5.5     Personal Property Schedule
5.6     Continuing Brokerage & Leasing Commission Agreements
5.7     Certificates regarding the presence of lead

SCHEDULE 5(c)

NON-CANCELLABLE CONTRACTS

Coach Lantern
•         Time Warner Cable

Fox Croft
•         AquaPure Water Technology
•        Protection One
•         Time Warner Cable

Tamarlane
•         AquaPure Water Technology
•        MacGray
•        Time Warner Cable